Exhibit 10.60

December 20, 2023

Dear Kevin,

This Separation and Release Agreement (“Agreement”) follows up on our recent discussions concerning the termination of your employment with Alaunos Therapeutics, Inc. (the “Company”). To assist you in your transition, the Company is offering you certain transitional benefits in exchange for a mutual, general release of claims and other terms set forth below.

The specific terms of the Agreement are as follows:

1.
Termination of Employment. Effective December 22, 2023, you will be relieved of all duties and not required to perform any additional services, you will be paid through and including December 22, 2023, which shall be your last day of employment with the Company (the “Separation Date”). The Company will pay you all wages earned and any accrued and unused PTO in accordance with the Company’s policies through your Separation Date. You will receive these amounts regardless of whether you sign this Agreement.
2.
Separation Pay.
(a)
In consideration for your execution of and compliance with this Agreement, provided that you execute, return, and do not revoke this Agreement pursuant to Section 11, you shall receive a one-time lump sum separation payment representing six (6) months of your base salary and six (6) months of COBRA eligibility reflecting the same coverage as you currently hold with the Company (the “Separation Payment”), less all applicable income and payroll taxes, deductions and withholdings. The Separation Payment shall be paid to you on the next regularly scheduled pay day following the Effective Date (as that term is defined below) of this Agreement.
(b)
The Company reserves the right to withhold from any payments (including but not limited to the Separation Payment) to you all sums that it is required or allowed to withhold pursuant to applicable tax withholding laws or regulations. You shall remain solely responsible for any and all income or other taxes due by you or assessed against you on payments made to you.
3.
Benefits.
(a)
Healthcare Continuation Coverage. If applicable, your healthcare coverage will cease as of the last day of the month in which the employment separation occurs. However, you may be eligible to continue health insurance coverage at your own expense pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Pursuant to COBRA, if you are eligible, you will be notified of the procedures to access health care continuation coverage by separate correspondence. All other employee benefits will terminate effective on your Separation Date.
(b)
Unemployment Compensation. The Company agrees that if you decide to seek unemployment compensation benefits, it will not contest your application for unemployment compensation. The Company, however, will not provide any false information to any state agency. The Company makes no representations concerning your eligibility for unemployment compensation. You acknowledge and understand that any determination as to your eligibility for unemployment compensation is made solely by the state agency to which you apply for such benefits.
(c)
Other Benefits. Except as specifically set forth in this Agreement, and except as to any vested benefits, your right to, and participation in, all employee benefit plans of the Company shall terminate as of your Separation Date in accordance with the specific terms of each plan. To the extent you have any vested assets in any employee benefit plan of the Company, the status and treatment of any such assets shall be governed by the applicable terms of such plan.
4.
Acknowledgements. You acknowledge and agree that:
(a)
this Agreement and the Separation Payment are neither intended to nor shall constitute a severance plan and shall confer no benefit on anyone other than the Company and you; and
(b)
except for (i) any unpaid regular wages (including accrued but unused vacation time) earned through (and including) the Separation Date, which shall be paid by the Company and (ii) any vested monies due to you pursuant to any retirement programs in which you participate, you have been paid and provided (or will be paid and provided by December 31, 2023) all wages, vacation pay, holiday pay, earned paid sick time, PTO, family and medical leave, bonuses, commissions and any other form of compensation or benefit that may be due to you now or which would have become due in the future in connection with your employment with or separation of employment from the Company.
5.
Return of Company Property. Except as agreed to for fulfillment of services under any consulting agreement entered into by you and the Company, you agree to relinquish access to or return to the Company, and agree that you will knowingly retain no copies of: (a) all originals and copies of any proprietary or confidential information and trade secrets of the Company, whether in print, electronic or other form; (b) all originals and copies of Company and customer files, written materials, records and other documents, whether in print, electronic or other form, whether made by you or coming into your possession during the course of your employment with the Company; (c) all identification cards, keys, security passes or other means of access to Company facilities; and (d) any credit cards, or telephone cards. All such property must be returned on or before your Separation Date or the expiration of any consulting agreement, whichever is later. In addition, on the Separation Date or the expiration of any consulting agreement, whichever is later, you will factory-reset your company laptop and company iPhone and ensure all data is deleted. After such deletion, you are permitted to retain this laptop and iPhone.
6.
Confidentiality.
(a)
You understand that nothing in this Agreement shall limit the rights of any government agency or entity or any party’s right of access to, participation or cooperation with any government agency or entity including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, nor shall anything in this Agreement limit your ability to make any other disclosures that are protected under the whistleblower provisions of federal law or regulation. You understand that you do not need the prior authorization of the Company to make any such reports or disclosures and that you are not required to notify the Company that you have made such reports or disclosures.
(b)
You agree to abide by any applicable common law and/or statutory obligations relating to the protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information, and you specifically agree that you will not disclose any confidential or proprietary information that you acquired as an employee of the Company to any other person or entity, or use such information in any manner that is detrimental to the interests of the Company.
(c)
Defend Trade Secrets Act Notice: Notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
7.
Transition and Cooperation. Following the Separation Date, you agree to make yourself reasonably available to the Company to provide any information related to the transition of your duties. You further agree to reasonably cooperate with and assist the Company as reasonably requested by the Company, with respect to any investigation, litigation, proceeding, arbitration or other formal or informal dispute resolution effort in which you are or have had involvement, is in regard to events that occurred during your tenure with the Company, or with respect to which you have relevant information by being reasonably available (i) to consult with the Company’s counsel, and (ii) for interviews, depositions and/or testimony in regard to any such matters, except with respect to any such matter to which you are or may become a party.
8.
Non-Filing of Complaint or Charges. You represent that you have not filed or asserted any cause of action, claim, charge or other action or proceeding against the Company.
9.
No Knowledge of Misconduct. You represent that during the term of your employment with the Company, you have at all times conducted yourself in a lawful manner and that you are unaware of any act or omission on your part or the part of the Company that may constitute a violation of any law, regulation, or order, nor do you know of any basis on which any third party or governmental entity could assert such a claim. This expressly includes any and all conduct that potentially could give rise to claims under the Sarbanes-Oxley Act of 2002. You further represent that you have disclosed any misconduct of which you are aware, including potential violations of Company policies. You further affirm that you have no information concerning any conduct involving the Company that involves any false claims to the United States.
10.
Release of All Claims.
(a)
You hereby acknowledge and agree that by signing this Agreement and accepting the Severance Payment, you are waiving your right to assert any form of legal claim against the Company of any kind whatsoever from the beginning of time through and including the date you sign this Agreement, except for claims related to the Company’s failure to perform its obligations under this Agreement. Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) (specifically including any claims of breach of contract whether express or implied, and claims sounding in intentional or unintentional torts such as negligence and fraud, and any statutory or regulatory claims) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company up through and including the date you sign this Agreement. You understand that there could be unknown or unanticipated Claims resulting from your employment with the Company and the termination thereof and agree that such Claims are intended to be, and are, included in this waiver and release.
(b)
The Company herby acknowledges and agrees that by signing this Agreement and accepting the consideration herein, the Company is waiving its right to assert any form of legal claim against you, Kevin S. Boyle, Sr., of any kind whatsoever from the beginning of time through and including the Separation Date, except for claims related to any failure to perform your obligations under this Agreement. The Company’s waiver and release is intended to bar any Claims against you seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against you up through and including the Separation Date. The Company understands that there could be unknown or unanticipated Claims resulting from your employment with the Company and the termination thereof and agree that such Claims are intended to be, and are, included in this waiver and release.
(c)
Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claims arising from or related to your employment relationship with the Company or the termination thereof, and the Company specifically waives and releases you from any Claims arising from or related to your employment relationship with the Company, including without limitation:
i.
Claims under any local, state or federal discrimination, harassment, fair employment practices or other employment related statute, regulation or executive order, including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act (“OWBPA”), the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Civil Rights Act of 1991, and Title VII of the Civil Rights Act of 1964, each as they may have been amended through the date you sign this Agreement;
ii.
Claims under any local, state or federal employment related statute, regulation or executive order relating to wages, hours, whistleblowing, leaves of absence or any other terms and conditions of employment, including, without limitation, the Fair Labor Standards Act, the Equal Pay Act of 1963, and the Family and Medical Leave Act, in its entirety (including, without limitation, the sections concerning payment of wages, minimum wage and overtime), each as they may have been amended through the date you sign this Agreement;
iii.
Claims under any local, state or federal common law theory; and
iv.
any other Claim arising under other local, state or federal law.
(d)
The general release in this Section 10 is not affected or limited by the recitation of the specific releases in this Section 10.
(e)
Consistent with federal and state discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under federal or state discrimination laws or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or similar state agency, or from participating in any investigation or proceeding conducted by the EEOC or similar state agency. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under federal or state discrimination laws, or the Company’s right to seek restitution or other legal remedies to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under federal or state discrimination laws.
(f)
The general release in this Section 10 shall not limit any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.
11.
Important Notice Regarding Release of Claims of Age Discrimination. You acknowledge that you knowingly and voluntarily enter into this Agreement with the purpose of waiving and releasing any age discrimination claims you may have under the Age Discrimination in Employment Act (“ADEA”), including the Older Workers Benefit Protection Act (“OWBPA”), and you acknowledge and agree that:
(a)
this Agreement is written in a manner in which you fully understand;

(b)
you specifically waive any rights or claims arising under the ADEA;
(c)
your agreement to all of the terms set forth in this Agreement is knowing and voluntary;
(d)
you are not waiving rights or claims under the ADEA that may arise after the date this Agreement is executed;
(e)
the rights and claims waived in this Agreement are in exchange for consideration over and above anything to which you are already entitled;
(f)
you have been and are hereby advised in writing to consult with an attorney prior to executing this Agreement, and has, in fact, had an opportunity to do so; and
(g)
as required pursuant to the OWBPA, you are being provided with information in Exhibit A to this Agreement which employees are eligible for Severance Payment.
12.
Time for Acceptance; Effective Date.
(a)
You have been given a period of up to forty-five (45) calendar days, if desired, within which to consider this Agreement and, in the event you decide to execute this Agreement in fewer than forty-five (45) calendar days, you acknowledge that you have done so with the express understanding that you have been given and declined the opportunity to consider this Agreement for a full forty-five (45) calendar days. You further acknowledge that your decision to sign the Agreement in fewer than forty-five (45) calendar days was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the forty-five (45) day time period.
(b)
You have the right to revoke this waiver and release of any claims under the ADEA covered by this Agreement within seven (7) calendar days from the date you execute this Agreement (the “Revocation Period”). This Agreement shall not be effective until such Revocation Period has expired without you having exercised your revocation rights. Thus, this Agreement will become final, binding and enforceable on the eighth (8th) calendar day after you execute and deliver this Agreement to the Company (“the Effective Date”), provided it has not been duly revoked in accordance with the terms herein. Notice of revocation must be made in writing and received by the Company prior to the conclusion of the Revocation Period. In order to constitute notice of acceptance and/or revocation hereunder, such notice must be delivered to Michael Wong, Vice President, Finance at info@alaunos.com.
(c)
This Agreement will be null and void and no Separation Payment or other benefit offered to you pursuant to Paragraph 6 above will be paid if: (i) you do not sign it within the forty-five (45) day period, or (iii) you revoke your execution within the Revocation Period.

13.
Miscellaneous.
(a)
Non-Admission. This Agreement does not constitute an allegation, admission or acknowledgment by any party of any unlawful or improper act or conduct, all of which is expressly denied.
(b)
Entire Agreement. This Agreement constitutes the full understanding and entire Agreement between you and the Company and supersedes any other agreements of any kind, whether oral or written, formal or informal; provided however, that you shall remain bound by your continuing obligations to preserve the Company’s trade secrets, intellectual property, and confidential information, and you and the Company expressly agree that except for the non-competition obligation set forth in Section 3, which the Company hereby waives, the Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement that you signed with the Company (a copy of which is provided in your packet) shall remain in full force and effect. The parties represent and acknowledge that in signing this Agreement, each has not relied upon any representation or statement made by the other not set forth in this Agreement.
(c)
Waiver. The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.
(d)
Successor and Assigns. The rights and benefits of the Company under this Agreement shall be assignable to any successor, related or affiliated entity. All rights and obligations under this Agreement shall inure to the benefit of and be binding upon your successors but shall be personal and non-assignable by you.
(e)
Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the state of Texas without regard to the conflict of law principles thereof. Both parties agree that any action, demand, claim or counterclaim relating to (i) your employment and separation of your employment, and (ii) the terms and provisions of this Agreement or to its breach, shall be commenced solely and exclusively in the state of Texas in a court of competent jurisdiction.
(f)
JURY WAIVER. BOTH PARTIES FURTHER AGREE THAT ANY DISPUTE REGARDING THE COMPLIANCE WITH OR ENFORCEABILITY OF THIS AGREEMENT SHALL BE TRIED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THE RIGHT TO A TRIAL BEFORE A CIVIL JURY IN ANY SUCH DISPUTE.
(g)
Severability. This Agreement is intended to be severable. Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity of the remaining portions, terms and provisions, and the application of such portion, term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be valid and enforceable to the fullest extent permitted by applicable law.
(h)
Construction. The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement.
(i)
Modifications. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the Company and you.

It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement. To that end, you have been encouraged and given an opportunity to consult with legal counsel. By executing this Agreement, you are acknowledging that (a) you have been afforded sufficient time to understand the provisions and effects of this Agreement and to consult with legal counsel; (b) your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress; and (c) neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

If you wish to accept this Agreement, please sign and date the Agreement below and return it to me within the time period specified in Section 12.

We wish you every success for the future.

Sincerely,

_/s/ Michael Wong_______

Michael Wong

Vice President, Finance

By signing this Agreement, I state that I have read it, I understand it, I agree with everything in it and I have signed it knowingly and voluntarily under seal.

_/s/ Kevin S. Boyle, Sr.___

Kevin S. Boyle, Sr.

EXHIBIT A

ADEA WAIVER INFORMATION

a.
The applicable business unit is all personnel employed by Alaunos Therapeutics, Inc. (the “Company”), in its Research & Development, General & Admin, and Technical Operations groups.
b.
The job titles listed below were selected or not selected for the elimination of their position and offered severance pay. All individuals who are being offered payment of severance, such offer is contingent upon and subject to entering into a Separation and Release Agreement and General Release (“Separation Agreement”).
c.
All persons who are being offered severance subject to a Separation Agreement must sign the Separation Agreement and return it to the Company.
d.
The following is a list of the job title and ages of individuals employed by the Company in the applicable Research & Development, General & Admin, and Technical Operations groups who were and were not selected for the offer of severance in exchange for entering into a Separation Agreement:

JOB TITLES AND AGES OF EMPLOYEES SELECTED

FOR TERMINATION AND ELIGIBLE FOR SEVERANCE PAYMENT OFFER

JOB TITLE	AGES
Chief Executive Officer	50

JOB TITLES AND AGES OF EMPLOYEES NOT SELECTED

FOR TERMINATION AND ARE INELIGIBLE FOR SEVERANCE PAYMENT OFFER

JOB TITLE	AGES
Vice President	43